Exhibit 99


     THE BEARD COMPANY                                           News Release
Enterprise Plaza, Suite 320
   5600 North May Avenue                              Herb Mee, Jr., President
Oklahoma City, Oklahoma 73112
 (405) 842-2333 OTCBB: BRCO


                         THE BEARD COMPANY REPORTS 2003
                     THIRD QUARTER AND NINE MONTHS RESULTS;
                           EXPECTS DELAY IN RECEIVING
                  SECOND INSTALLMENT OF McELMO DOME SETTLEMENT

FOR IMMEDIATE RELEASE:  Friday, November 14, 2003

     Oklahoma City, Oklahoma --- The Beard Company (OTCBB:BRCO) today reported that the 2003 third quarter generated net earnings of $256,000, or $0.12 per share. The 2002 third quarter produced a loss of $528,000, or $0.29 per share, on fewer outstanding shares. Revenues for the current quarter totaled $137,000 versus $131,000 of revenues in the third quarter of 2002.

     The first nine months of 2003 generated a net loss of $879,000, or $0.41 per share, compared with a loss of $1,549,000, or $0.85 per share, in the comparable period of 2002. Revenues for the first nine months of 2003 totaled $448,000 versus $348,000 in the first nine months of 2002.

     Herb Mee, Jr., President, stated: "Third quarter 2003 results included a gain on settlement of $1,151,000, or $0.53 per share, as a result of receiving the first installment of the McElmo Dome Settlement. Because of delays encountered by the Settlement Administrator, it now appears that we will receive the second installment of approximately $2,814,000 in the December 17 to December 24 time frame this year(A)."

     The Beard Company's common stock is traded on the OTC Bulletin Board under the symbol: BRCO. Its operations consist principally of coal reclamation activities, carbon dioxide (CO2) gas production, the construction of fertilizer plants in China, and its e-commerce activities aimed at developing business opportunities to leverage starpay(TM)'s intellectual property portfolio of Internet payment methods and security technologies.

                            (Continued on next page)

Fax Number (405) 842-9901                             Email: hmee@beardco.com

                                              THE BEARD COMPANY
                                            Results of Operations
                                                 (Unaudited)
                                                    For the Three Months           For the Nine Months
                                                    Ended September 30,            Ended September 30,
                                               -----------------------------   -----------------------------
                                                   2003            2002            2003            2002
                                               -------------   -------------   -------------   -------------
Revenues.......................................    $137,000       $131,000        $448,000        $348,000
Expenses.......................................     670,000        458,000       1,925,000       1,379,000

Operating loss.................................    (533,000)      (327,000)     (1,477,000)     (1,031,000)
Other income (expense).........................     807,000       (123,000)        611,000        (337,000)
                                               -------------   -------------   -------------   -------------
Earnings (loss) from continuing operations
       before income taxes.....................     274,000       (450,000)       (866,000)     (1,368,000)
Income taxes...................................           -              -               -               -
                                               -------------   -------------   -------------   -------------


Earnings (loss) from continuing operations.....     274,000       (450,000)       (866,000)     (1,368,000)

Loss from discontinued operations..............     (18,000)       (78,000)        (13,000)       (181,000)
                                               -------------   -------------   -------------   -------------
Net earnings (loss)............................    $256,000      ($528,000)      ($879,000)    ($1,549,000)
                                               =============   =============   =============   =============

Net  earnings (loss) per average common share outstanding:
    Basic(B):
    Earnings (loss) from continuing operations.       $0.13         ($0.25)         ($0.40)         ($0.75)
    Loss from discontinued operations..........      ($0.01)        ($0.04)         ($0.01)         ($0.10)
                                               -------------   -------------   -------------   -------------
    Net earnings (loss)........................       $0.12         ($0.29)         ($0.41)         ($0.85)
                                               =============   =============   =============   =============

    Diluted(B):
    Earnings (loss) from continuing operations.       $0.12         ($0.25)         ($0.40)         ($0.75)
    Loss from discontinued operations..........      ($0.01)        ($0.04)         ($0.01)         ($0.10)
                                               -------------   -------------   -------------   -------------
    Net earnings (loss)........................       $0.11         ($0.29)         ($0.41)         ($0.85)
                                               =============   =============   =============   =============

Weighted average common shares outstanding -
     Basic.....................................   2,181,000      1,829,000       2,142,000       1,829,000
                                               =============   =============   =============   =============
     Diluted...................................   2,309,000      1,829,000       2,142,000       1,829,000
                                               =============   =============   =============   =============
---------------

     (A) Statements regarding future profitability and operations, including the timing of those activities, are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act. The statements involve risks that could significantly impact The Beard Company. These risks include, but are not limited to, adverse general economic conditions, unexpected costs or delays or other unexpected events, as well as other risks discussed in detail in The Beard Company's filings with the Securities and Exchange
Commission.

     (B) Basic earnings (loss) per share are computed by dividing earnings (loss) attributable to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings
(loss) per common share reflect the potential dilution that could occur if the Company's outstanding stock options and warrants were exercised (calculated using the treasury stock method) and if the Company's preferred stock were converted to common stock.


                                     #####

     FOR FURTHER INFORMATION CONTACT:

     Herb Mee, Jr.
     President
     THE BEARD COMPANY
     e-mail:  hmee@beardco.com
     Telephone:  (405) 842-2333
     Fax:  (405) 842-9901